Exhibit 10.2

$200,000,000

PINNACLE ENTERTAINMENT, INC.

8 1/4% Senior Subordinated Notes due 2012

PURCHASE AGREEMENT

February 27, 2004

LEHMAN BROTHERS INC.,

BEAR, STEARNS & CO. INC.

DEUTSCHE BANK SECURITIES INC.

SG COWEN SECURITIES CORPORATION

UBS SECURITIES LLC

HIBERNIA SOUTHCOAST CAPITAL, INC.

c/o Lehman Brothers, Inc.

745 Seventh Avenue

New York, New York 10019

Dear Sirs:

PINNACLE ENTERTAINMENT, INC., a Delaware corporation (the “Company”), proposes, upon the terms and considerations set forth herein, to issue and sell to you, as the initial purchasers (the “Initial Purchasers”), $200,000,000 in aggregate principal amount of its 8 1/4% Senior Subordinated Notes due 2012 (the “Series A Notes”) (the “Offering”). The Series A Notes (i) will have terms and provisions which are summarized in the Preliminary Offering Memorandum (as defined herein) and the Offering Memorandum (as defined herein) and (ii) are to be issued pursuant to an Indenture (the “Indenture”) to be dated as of the Closing Date (as defined herein) to be entered into among the Company, the Subsidiary Guarantors (as defined herein) and The Bank of New York, as trustee (the “Trustee”). The Company’s obligations under the Series A Notes, including the due and punctual payment of interest on the Series A Notes, will be unconditionally guaranteed (the “Series A Subsidiary Guarantees”) by the subsidiaries of the Company listed on Schedule II hereto that have signed this Agreement (each a “Subsidiary Guarantor” and, collectively, the “Subsidiary Guarantors”). As used herein, the term Series A Notes shall include the Series A Subsidiary Guarantees thereof by the Subsidiary Guarantors, unless the context otherwise requires. This is to confirm the agreement concerning the purchase of the Series A Notes from the Company by the Initial Purchasers.

1. Preliminary Offering Memorandum and Offering Memorandum. The Series A Notes will be offered and sold to the Initial Purchasers without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on an exemption pursuant to Section 4(2) under the Securities Act. The Company and the Subsidiary Guarantors have prepared a preliminary offering memorandum, dated February 23, 2004 (the “Preliminary Offering Memorandum”), and will prepare an offering memorandum, to be dated on or prior to March 10,

2004 (the “Offering Memorandum”), setting forth information regarding the Company, the Subsidiary Guarantors, the Series A Notes and the Series B Notes (as defined herein). Any reference herein to the Preliminary Offering Memorandum or the Offering Memorandum shall be deemed to refer to and include the documents incorporated by reference therein. The Company and the Subsidiary Guarantors hereby confirm that they have authorized the use of the Preliminary Offering Memorandum and the Offering Memorandum in connection with the Offering and resale of the Series A Notes by the Initial Purchasers.

It is understood and acknowledged that upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Series A Notes (and all securities issued in exchange therefor, in substitution thereof) shall bear the following legend:

“THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, ENCUMBERED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, ASSIGNED, PLEDGED, ENCUMBERED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (IV) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (V) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED ON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS) OR (VI) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES, (I) THROUGH (VI) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES

LAW OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.”

You have advised the Company that you will make offers (the “Exempt Resales”) of the Series A Notes purchased by you hereunder on the terms set forth in the Offering Memorandum, as amended or supplemented, solely to (i) persons (each, a “144A Purchaser”) whom you reasonably believe to be “qualified institutional buyers” as defined in Rule 144A under the Securities Act (“QIBs”), (ii) a limited number of other “accredited investors,” as defined in Rule 501(a)(1), (2), (3), (5), (6) or (7) under the Securities Act, that make certain representations and agreements to the Company (each, an “Accredited Investor”) and (iii) outside the United States to certain persons you reasonably believe to be eligible to purchase such Notes in offshore transactions in reliance on Regulation S under the Securities Act, such persons specified in clauses (i) through (iii) being referred to herein as the (“Eligible Purchasers”). As used herein, the terms “United States” and “U.S. Persons” have the meaning given them in Regulation S under the Securities Act. The Initial Purchasers will offer the Series A Notes to Eligible Purchasers initially at a price equal to 99.282% of the principal amount thereof. Such price may be changed at any time without notice.

Holders (including subsequent transferees) of the Series A Notes will have the registration rights set forth in the registration rights agreement (the “Registration Rights Agreement”), to be dated the Closing Date, for so long as such Series A Notes constitute “Transfer Restricted Securities” (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Company and the Subsidiary Guarantors will agree to file with the Securities and Exchange Commission (the “Commission”) under the circumstances set forth therein, (i) a registration statement under the Securities Act (the “Exchange Offer Registration Statement”) relating to (A) the Company’s 8 1/4% Series B Senior Subordinated Notes due 2012 (the “Series B Notes” and, together with the Series A Notes, the “Notes”) and the guarantees of the Subsidiary Guarantors to be endorsed on the Series B Notes (the “Series B Subsidiary Guarantees” and, together with the Series A Subsidiary Guarantees, the “Subsidiary Guarantees”) to be offered in exchange for the Series A Notes and the Series A Subsidiary Guarantees (the “Exchange Offer”) and (ii) under certain circumstances a shelf registration statement pursuant to Rule 415 under the Securities Act (the “Shelf Registration Statement” and, together with the Exchange Offer Registration Statement, the “Registration Statements”) relating to the resale by certain holders of Series A Notes, and to use their commercially reasonable efforts to cause such Registration Statements to be declared and remain effective and usable for the periods specified in the Preliminary Offering Memorandum and the Registration Rights Agreement and to consummate the Exchange Offer.

2. Representations, Warranties and Agreements of the Company and the Subsidiary Guarantors. The Company and each of the Subsidiary Guarantors represents, warrants and agrees that:

(a) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware. Each of the Company’s subsidiaries set forth on Schedule III hereto (each a “Subsidiary” and collectively, the

“Subsidiaries”) has been duly organized and validly exists as a corporation, partnership or limited liability company in good standing under the laws of its jurisdiction of organization. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation, partnership or limited liability company in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which (individually and in the aggregate) could not reasonably be expected to have a material adverse effect on (i) the business, condition (financial or otherwise), results of operations, stockholders’ equity, properties or prospects of the Company and the Subsidiaries, taken as a whole; (ii) the long-term debt or capital stock of the Company and its Subsidiaries, taken as a whole or (iii) the Offering (collectively, a “Material Adverse Effect”). Each of the Company and the Subsidiaries has all requisite power and authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses (including, but not limited to, gaming licenses, certificates and orders), filings and permits (collectively, the “Consents”) of, with and from all judicial, regulatory, self-regulatory and other legal or governmental agencies and bodies and all third parties, foreign and domestic, to own, lease and operate its properties and conduct its business as it is now being conducted or (other than with respect to City of St. Louis and St. Louis County development proposals) proposed to be conducted and as disclosed in the Preliminary Offering Memorandum, and each such Consent is valid and in full force and effect, and neither the Company nor any Subsidiary has received notice of any investigation or proceedings which results in the revocation of any such Consent, except where the failure to have such Consents could not reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect. Each of the Company and the Subsidiaries is in compliance with all applicable laws, securities laws (including the Sarbanes-Oxley Act), rules, regulations, ordinances, directives, judgments, decrees and orders, foreign and domestic, except where failure to be in compliance could not reasonably be expected to have a Material Adverse Effect. No Consent contains a materially burdensome restriction not adequately disclosed in the Preliminary Offering Memorandum.

(b) Subsequent to the dates as of which information is given in the Preliminary Offering Memorandum, except as set forth in the Preliminary Offering Memorandum, (i) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except of dividends paid to the Company or other Subsidiaries, any of its Subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its Subsidiaries or any call of capital, (ii) there has been no Material Adverse Effect or any development that could reasonably be expected to result in a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, and (iii) there has not been any transaction material to the Company and its Subsidiaries, taken as a whole, entered into or any such transaction that is probable of being entered into by the Company or the Subsidiaries, other than transactions in the ordinary course of business and changes and transactions described in or contemplated by the Preliminary Offering Memorandum. Since the date of the latest balance sheet presented in the Preliminary Offering Memorandum, neither the Company nor any Subsidiary has incurred or undertaken any material liabilities or obligations, whether direct or indirect, liquidated or contingent, matured or unmatured, or entered into any transactions which are material to the Company and the Subsidiaries taken as a whole, except for liabilities, obligations and transactions which are disclosed in the Preliminary Offering Memorandum.

(c) The outstanding shares of common stock (par value $0.10 per share) of the Company have been duly authorized and validly issued and are fully paid and non-assessable, and no preemptive rights of stockholders exist with respect to any of the outstanding shares of common stock of the Company.

(d) The authorized, issued, and outstanding capital stock of the Company is as set forth in the Preliminary Offering Memorandum in the column headed “Actual” under the caption “Capitalization,” and after giving effect to the Offering and the other transactions contemplated by this Agreement and the Preliminary Offering Memorandum, would be as set forth in the column headed “As Further Adjusted” under the caption “Capitalization.”

(e) The Subsidiaries are the only subsidiaries of the Company within the meaning of Rule 405 under the Securities Act. Except for the Subsidiaries, the Company holds no material ownership or other interest, nominal or beneficial, direct or indirect, in any corporation, partnership, joint venture or other business entity. All of the issued shares of capital stock of or other ownership interests in each Subsidiary (except for CASINO PARKING INC.) have been duly and validly authorized and issued and are fully paid and non-assessable and are owned (except for CASINO PARKING INC.) directly or indirectly by the Company free and clear of all liens, encumbrances, equities or claims, and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiaries are outstanding, except for liens, encumbrances or claims created or arising in connection with the Company’s new bank credit facility (the “Bank Credit Facility”) described in the Preliminary Offering Memorandum under the caption “Description of Other Indebtedness.”

(f) Neither the Company nor any Subsidiary is or, after giving effect to the Offering of the Notes contemplated hereunder and the application of the net proceeds from such sale as described in the Preliminary Offering Memorandum, will be an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended (the “1940 Act”) and the rules and regulations of the Commission thereunder.

(g) Neither the Company nor any Subsidiary (i) is in violation of its certificate or articles of incorporation or organization, by-laws, certificate of formation, limited liability company or operating agreement, partnership agreement or other organizational documents, as applicable (ii) is in default under, and no event has occurred which, with notice or lapse of time or both, would constitute a default under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) is in violation in any respect of any law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, foreign or domestic, except (in the case clauses (ii) and (iii) above) violations or defaults that could not (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect and except (in the case of clause (ii) above) for any lien, charge or encumbrance disclosed in the Preliminary Offering Memorandum.

(h) The Preliminary Offering Memorandum with respect to the Series A Notes has been prepared by the Company and the Subsidiary Guarantors for use by the Initial Purchasers in connection with the Exempt Resales. The Offering Memorandum with respect to the Series A Notes will be prepared by the Company and the Subsidiary Guarantors for use by the Initial Purchasers in connection with Exempt Resales on or prior to March 10, 2004, and such Offering Memorandum will incorporate by reference (and when delivered to Eligible Purchasers on March 11, 2004 will include a copy of) either (i) the Company’s Form 10-K for the fiscal year ended December 31, 2003 or (ii) a Form 8-K, in either case, that contains the (1) consolidated financial statements for the Company and its consolidated Subsidiaries (covering the fiscal years ended December 31, 2001, December 31, 2002 and December 31, 2003) as audited by Deloitte & Touche LLP, (the “Audited Financials”) and the unqualified independent auditor’s report of Deloitte & Touche LLP with respect thereto and (2) the Company’s Management’s Discussion and Analysis of Financial Condition and Results of Operations for the fiscal year ended December 31, 2003. No order or decree preventing the use of the Preliminary Offering Memorandum, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act, has been issued and no proceeding for that purpose has commenced or is pending or, to the knowledge of the Company or any of the Subsidiary Guarantors, is contemplated.

(i) The Preliminary Offering Memorandum, as of its date, did not, and as of the date hereof, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Offering Memorandum, as of its date and as of the Closing Date, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any amendments or supplements to either the Preliminary Offering Memorandum or the Offering Memorandum, as of the date of such amendment or supplement, when read together with the Preliminary Offering Memorandum or the Offering Memorandum, as applicable, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. However, this representation and warranty does not apply to statements contained in or omissions from the Preliminary Offering Memorandum or the Offering Memorandum made in reliance upon and in conformity with information relating to the Initial Purchasers furnished to the Company in writing by or on behalf of the Initial Purchasers expressly for use therein, it being expressly understood that the only information so furnished by the Initial Purchasers to the Company is that set forth in Section 9(e) hereof.

(j) Assuming that (i) your representations and warranties in Section 3 are true, (ii) the representations of the Accredited Investors set forth in the certificates of such Accredited Investors in the form set forth in Annex A to the Offering Memorandum are true, and (iii) each of the Eligible Purchasers is a QIB, an Accredited Investor or a person who acquires the Series A Notes in an “offshore transaction” and is not a “U.S. Person” (within the meaning of Regulation S under the Securities Act), the purchase and resale of the Series A Notes pursuant hereto (including pursuant to the Exempt Resales) is exempt from the registration requirements of the Securities Act. No form of general solicitation or general advertising was used by the Company or any of its representatives (other than the Initial Purchasers, as to whom the

Company makes no representation) in connection with the offer and sale of the Series A Notes, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. No securities of the same class as the Series A Notes have been issued and sold by the Company within the six-month period immediately prior to the date hereof.

(k) There are no contracts or other documents which are required to be described in the Preliminary Offering Memorandum by the Securities Act or by the rules and regulations of the Commission thereunder which have not been described in the Preliminary Offering Memorandum.

(l) The Company is not required to deliver the information specified in Rule 144A(d)(4) in connection with the Exempt Resales and the Notes and the Subsidiary Guarantees satisfy the requirements of Rule 144A(d)(3).

(m) The Company and each of the Subsidiary Guarantors have full corporate, partnership or limited liability company right, power and authority to enter into this Purchase Agreement (this “Agreement”), to perform their respective obligations hereunder and to consummate the transactions contemplated by this Agreement and the Preliminary Offering Memorandum. This Agreement and the transactions contemplated by this Agreement and the Preliminary Offering Memorandum have been duly and validly authorized by the Company and each of the Subsidiary Guarantors. This Agreement has been duly and validly executed and delivered by the Company and the Subsidiary Guarantors and (assuming the due execution and delivery thereof by the Initial Purchasers) constitutes the legal, valid and binding obligation of the Company and the Subsidiary Guarantors, enforceable against the Company and the Subsidiary Guarantors in accordance with its terms, subject to the qualification that the enforceability of the Company’s and the Subsidiary Guarantors’ obligations hereunder may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting creditors’ rights generally, except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as may be limited by state or federal laws or policies relating to the non-enforceability of the indemnification provisions contained herein.

(n) The Company and each of the Subsidiary Guarantors have full corporate, partnership or limited liability company right, power and authority to enter into the Registration Rights Agreement and to perform their respective obligations thereunder. The Registration Rights Agreement will be, prior to the Closing Date, duly and validly authorized by the Company and each of the Subsidiary Guarantors and, when executed by the Company and the Subsidiary Guarantors in accordance with the terms thereof, will be validly executed and delivered and (assuming the due execution and delivery thereof by the Initial Purchasers) will constitute the legal, valid and binding obligation of the Company and the Subsidiary Guarantors, enforceable against the Company and the Subsidiary Guarantors in accordance with its terms, subject to the qualification that the enforceability of the Company’s and the Subsidiary Guarantors’ obligations thereunder may be limited by bankruptcy, fraudulent transfer, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as may be limited by state or federal laws or policies relating to the non-enforceability of the indemnification provisions contained therein. On the Closing Date, the Registration Rights Agreement will conform in all material respects to the description thereof in the Preliminary Offering Memorandum and the Offering Memorandum.

(o) The Company and each of the Subsidiary Guarantors have full corporate, partnership or limited liability company right, power and authority to execute and deliver the Indenture and to perform their respective obligations thereunder. The Indenture will be, prior to the Closing Date, duly and validly authorized by the Company and each of the Subsidiary Guarantors and, when executed by the Company and the Subsidiary Guarantors in accordance with the terms thereof, will be validly executed and delivered and (assuming the due authorization, execution and delivery thereof by the Trustee) will constitute the legal, valid and binding obligation of the Company and the Subsidiary Guarantors, enforceable against the Company and the Subsidiary Guarantors in accordance with its terms, subject to the qualification that the enforceability of the Company’s and the Subsidiary Guarantors’ obligations thereunder may be limited by bankruptcy, fraudulent transfer, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). On the Closing Date, the Indenture will conform in all material respects to the description thereof in the Preliminary Offering Memorandum and the Offering Memorandum. No qualification of the Indenture under the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (the “TIA”) is required in connection with the offer and sale of the Series A Notes contemplated hereby or in connection with the Exempt Resales. On the Closing Date, the Indenture will conform in all material respects to the requirements of the TIA and the rules and regulations of the Commission thereunder applicable to an indenture which is required to be qualified thereunder.

(p) The Company has full corporate right, power and authority to offer and sell the Series A Notes. The Series A Notes will be, prior to the Closing Date, duly and validly authorized by the Company, and upon their execution and delivery and (assuming due authorization, execution and delivery by the Trustee) upon delivery to the Initial Purchasers against payment therefor in accordance with the terms hereof and upon the due execution, authentication and delivery of the Series A Notes in accordance with the Indenture, will have been validly issued and delivered, and will constitute the legal, valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, subject to the qualification that the enforceability of the Company’s obligations thereunder may be limited by bankruptcy, fraudulent transfer, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). On the Closing Date, the Series A Notes will conform as to legal matters to the description thereof contained in the Preliminary Offering Memorandum and the Offering Memorandum, which summary description is accurate in all material respects.

(q) The Subsidiary Guarantors have full corporate, partnership or limited liability company right, power and authority to offer and sell the unconditional guarantee of the Company’s obligations under the Series A Notes, including the due and punctual payment of interest on the Series A Notes pursuant to the Series A Subsidiary Guarantees. The Series A Subsidiary Guarantees to be endorsed on the Series A Notes will be, prior to the Closing Date, duly and validly authorized by each of the Subsidiary Guarantors, and upon their execution and delivery and upon the due execution, authentication and delivery of the Series A Notes in accordance with the Indenture and the issuance of the Series A Notes and the sale to the Initial Purchasers contemplated by this Agreement, will have been validly issued and delivered, and will constitute the legal, valid and binding obligations of each of the Subsidiary Guarantors entitled to the benefits of the Indenture, enforceable against each Subsidiary Guarantor in accordance with their terms, subject to the qualification that the enforceability of the Subsidiary Guarantors’ obligations thereunder may be limited by bankruptcy, fraudulent transfer, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). On the Closing Date, the Series A Subsidiary Guarantees to be endorsed on the Series A Notes will conform as to legal matters to the description thereof contained in the Preliminary Offering Memorandum and the Offering Memorandum, which summary description is accurate in all material respects.

(r) The Series B Notes will be, prior to the Closing Date, duly and validly authorized by the Company and, if and when duly and validly issued and authenticated in accordance with the terms of the Indenture and delivered in accordance with the Exchange Offer provided for in the Registration Rights Agreement, will constitute the legal, valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, subject to the qualification that the enforceability of the Company’s obligations thereunder may be limited by bankruptcy, fraudulent transfer, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). When the Series B Notes are issued, the Series B Notes will conform as to legal matters to the description thereof contained in the Preliminary Offering Memorandum and the Offering Memorandum, which summary description is accurate in all material respects.

(s) The Subsidiary Guarantors have the full corporate, partnership or limited liability company right, power and authority to offer and sell the unconditional guarantee of the Company’s obligations under the Series B Notes, including the due and punctual payment of interest on the Series B Notes pursuant to the Series B Subsidiary Guarantees. The Series B Subsidiary Guarantees to be endorsed on the Series B Notes will be, prior to the Closing Date, duly and validly authorized by the Subsidiary Guarantors and, if and when duly executed and delivered by the Subsidiary Guarantors in accordance with the terms of the Indenture and upon the due execution and authentication of the Series B Notes in accordance with the Indenture and the issuance and delivery of the Series B Notes in the Exchange Offer contemplated by the Registration Rights Agreement, will constitute the legal, valid and binding obligations of the Subsidiary Guarantors, enforceable against the Subsidiary Guarantors in accordance with their terms, subject to the qualification that the enforceability of the Subsidiary Guarantors’ obligations thereunder may be limited by bankruptcy, fraudulent transfer, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). When the Series B Subsidiary Guarantees to be endorsed on the

Series B Notes are issued, the Series B Subsidiary Guarantees will conform as to legal matters to the description thereof contained in the Preliminary Offering Memorandum and the Offering Memorandum, which summary description is accurate in all material respects.

(t) When the Series A Notes and Series A Subsidiary Guarantees are issued and delivered pursuant to this Agreement, such Series A Notes and Series A Subsidiary Guarantees will not be of the same class (within the meaning of Rule 144A under the Securities Act) as securities of the Company that are listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or that are quoted in a United States automated inter-dealer quotation system.

(u) The Company has not prior to the date hereof made any offer or sale of any securities which could be properly “integrated” with the offer and sale of the Notes. Except as described in the Preliminary Offering Memorandum, the Company has not sold or issued any shares of common stock or debt securities during the six-month period preceding the date of the Preliminary Offering Memorandum, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act, other than shares issued pursuant to plans, qualified stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(v) Neither the Company nor any of its affiliates, nor any person acting on its or their behalf (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S under the Securities Act) the Notes or any security of the same class or series as the Notes or (ii) has offered or will offer or sell the Notes with respect to any securities sold in reliance on Rule 903 of Regulation S, by means of any directed selling efforts within the meaning of Rule 902(c) of Regulation S. The Company and its affiliates and any person acting on its or their behalf have complied and will comply with the offering restrictions requirements of Regulation S. The Company has not entered, and will not enter, into any contractual arrangement with respect to the distribution of the Notes except for this Agreement.

(w) The execution, delivery, and performance of this Agreement, the Registration Rights Agreement, the Indenture, the Notes and the Subsidiary Guarantees and consummation of the transactions contemplated by this Agreement and the Preliminary Offering Memorandum, including the issuance of the Notes and the Subsidiary Guarantees and the use of proceeds therefrom in the manner set forth under the caption “Use of Proceeds” in the Preliminary Offering Memorandum, do not and will not (i) except as set forth in clause (y) of the second sentence hereof, require consent under or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement, instrument, franchise, license or permit to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or their respective properties, operations or assets may be bound or (ii) violate any provision of the certificate or articles of incorporation or organization, by-laws, certificate of formation, limited liability company or operating agreement, partnership agreement or other organizational documents of the Company or any Subsidiary, or (iii) except as set forth in clauses (w) and (z) of the second sentence hereof, violate any law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, domestic or foreign, except (in the case of clauses (i) and (iii) above) as could not reasonably be expected to have a Material Adverse Effect. No Consent of, with or from any judicial, regulatory or other legal or governmental agency or body or any third party, foreign or domestic, is required for the execution, delivery and performance of this Agreement or consummation of the transactions contemplated by this Agreement or the Preliminary Offering Memorandum, including the issuance, sale and delivery of the Notes and the Subsidiary Guarantees to be issued, sold and delivered hereunder, except (w) approvals (including “shelf” approvals and waivers) by or from the applicable gaming authorities in the States of Indiana, Louisiana, Nevada and Mississippi, each of which, other than the final Consent from the Indiana Gaming Commission, or the staff of such commission, has been obtained, and with respect to the final Consent to be obtained from the Indiana Gaming Commission, or the staff of such commission, such final Consent will be obtained prior to the Closing Date, (x) all applicable reports and filings required by Nevada Gaming Commission Regulation 8.130 and the equivalent provision of the Mississippi Gaming Control Act with respect to the transactions contemplated by this Agreement and the Indenture, none of which are required to be filed prior to the Closing Date, (y) the written consent from Lehman Brothers Commercial Paper Inc., as the administrative agent (the “Administrative Agent”) under the Company’s Bank Credit Facility, (the “Bank Consent”) and (z) such Consents (A) as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Notes and the Subsidiary Guarantees by the Initial Purchasers, each of which has been obtained and is in full force and effect, and (B) as may be required under the Securities Act and for the qualification of the Indenture under the TIA, with respect to the performance of the Company’s and the Subsidiary Guarantors’ agreements and obligations set forth in the Registration Rights Agreement.

(x) The consolidated financial statements of the Company and its consolidated Subsidiaries, together with related notes and schedules as set forth or incorporated by reference in the Preliminary Offering Memorandum, present fairly in all material respects the financial position as of the dates indicated and the results of operations and cash flows for the periods specified of the Company and its consolidated Subsidiaries. Except as otherwise stated in the Preliminary Offering Memorandum, such financial statements and related schedules have been prepared in accordance with generally accepted accounting principles as applied in the United States, consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made, and the supporting schedules included in the Preliminary Offering Memorandum present fairly in all material respects the information required to be stated therein. The other financial and statistical information of the Company included or incorporated by reference in the Preliminary Offering Memorandum present fairly in all material respects the information included therein and have been prepared on a basis consistent with that of the financial statements that are included or incorporated by reference in the Preliminary Offering Memorandum and the books and records of the respective entities presented therein.

(y) There are no pro forma or as adjusted financial statements which are required to be included in the Preliminary Offering Memorandum in accordance with Regulation S-X which have not been included as so required. The as adjusted financial information included in the Preliminary Offering Memorandum has been properly compiled and prepared in accordance with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder and includes all adjustments necessary to present fairly in accordance with generally accepted accounting principles the as adjusted financial position of the respective entity or entities presented therein at the respective dates indicated and their cash flows and the results of operations for the respective periods specified.

(z) The assumptions used in preparing the as adjusted financial information included in the Preliminary Offering Memorandum provide a reasonable and good faith basis for presenting the significant effects directly attributable to the transactions or events described therein; the related adjustments made in the preparation of such as adjusted financial information give appropriate effect to those assumptions; and such as adjusted financial information reflects the proper application of those adjustments to the corresponding historical financial statement amounts.

(aa) Deloitte and Touche LLP, who have certified and audited certain of the financial statements (i) contained in the Preliminary Offering Memorandum and filed with the Commission as part of, or incorporated by reference in, the Preliminary Offering Memorandum and (ii) whose report appears in the Preliminary Offering Memorandum, are independent public accountants as required by the Securities Act and the rules and regulations thereunder.

(bb) The Company and its Subsidiaries make and keep accurate books and records and maintain a system of internal accounting controls and other controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(cc) Each of the Company and the Subsidiaries has accurately prepared in all material respects and timely filed all federal, state, local, foreign and other tax returns that are required to be filed by it and has paid or made provision for the payment of all taxes, assessments, governmental or other similar charges, including, without limitation, all sales and use taxes, all gaming taxes and all other taxes which the Company or any Subsidiary is obligated to withhold from amounts owing to employees, creditors and third parties, that are shown on such returns, except, in each case, (i) those taxes that are not reasonably likely to result in a Material Adverse Effect, (ii) those taxes, assessments or other charges that are being contested in good faith, if such taxes, assessments or other charges are adequately reserved for or (iii) as described in the Preliminary Offering Memorandum. Except as so described in the Preliminary Offering Memorandum, no deficiency assessment with respect to a proposed adjustment of the Company’s or any Subsidiary’ federal, state, local or foreign taxes is pending or, to the Company’s knowledge, threatened, except that could not reasonably be likely to result in a Material Adverse Effect. The accruals and reserves on the books and records of the Company and the Subsidiaries in respect of tax liabilities for any taxable period not finally determined are adequate to meet any assessments and related liabilities for any such period and, since December 31, 2002, the Company and the Subsidiaries have not incurred any liability for taxes other than in the ordinary course of its business, except that could not reasonably be likely to result in a

Material Adverse Effect. There is no tax lien (other than the lien for taxes not yet due and liens for taxes being contested in good faith), whether imposed by any federal, state or other taxing authority, outstanding against the assets, properties or business of the Company or any Subsidiary, and the Company does not know of any actual or proposed additional material tax assessments, except as described in the Preliminary Offering Memorandum.

(dd) The statistical and market-related data and estimates included in the Preliminary Offering Memorandum are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

(ee) The Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and files reports with the Commission on the EDGAR System. The Company’s common stock is registered pursuant to Section 12(b) of the Exchange Act and the outstanding shares of the Company’s common stock are listed on the New York Stock Exchange (the “NYSE”) and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of its common stock under the Exchange Act or de-listing the common stock from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing.

(ff) Neither the Company nor, to the Company’s knowledge, any of its affiliates (within the meaning of Rule 144 under the Securities Act) has taken, nor will the Company or, to the Company’s knowledge, any of such affiliates take, directly or indirectly, any action which constitutes or is designed to cause or result in, or which might reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Notes.

(gg) There are no contracts, agreements or understandings between the Company or any of its affiliates and any person (other than the Registration Rights Agreement) granting such person the right to require the Company or any of its affiliates to file a registration statement under the Securities Act with respect to any securities of the Company or any of its affiliates owned or to be owned by such person or to require the Company or any of its affiliates to include such securities with the Notes and the Subsidiary Guarantees registered pursuant to the Registration Rights Agreement or with any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

(hh) Neither the Company nor any of its Subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Preliminary Offering Memorandum, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, other than as set forth or contemplated in the Preliminary Offering Memorandum; and, since such date, there has not been any change in the capital stock or long-term debt of the Company or any of its Subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its Subsidiaries, other than as set forth or contemplated in the Preliminary Offering Memorandum.

(ii) Based on the knowledge of the chief executive officer and chief financial officer of the Company, (i) the Annual Report on Form 10-K for the year ended December 31, 2002 and the Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2003, June 30, 2003 and September 30, 2003 (each a “Report”, and together, the “Reports”), fully comply with the requirements of Section 13(a) or 15(d) of the Exchange Act; and (ii) the information contained in each Report fairly presents, in all material respects, the financial condition and results of operations of the Company and its consolidated Subsidiaries as of the date of filing with the Commission.

(jj) The documents incorporated or deemed to be incorporated by reference in the Preliminary Offering Memorandum, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder, and, when read together with the other information in, or incorporated in, the Preliminary Offering Memorandum, at the date of the Preliminary Offering Memorandum and at the Closing Date, do not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(kk) The Company and the Subsidiaries have good and marketable title to all real property and to all personal property described in the Preliminary Offering Memorandum as being owned by them, in each case free and clear of all Liens, encumbrances and defects except (i) such as are described in the Preliminary Offering Memorandum, (ii) such as arise in connection with the Bank Credit Facility, (iii) such as do not (individually or in the aggregate) interfere with the use made or proposed to be made of such property by the Company and the Subsidiaries or (iv) such as are not (individually or in the aggregate) reasonably likely to have a Material Adverse Effect; and any real property and buildings held under lease or sublease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as (i) do not interfere with, the use made and proposed to be made of such property and buildings by the Company and the Subsidiaries or (ii) are not (individually or in the aggregate) reasonably likely to have a Material Adverse Effect. Neither the Company nor any Subsidiary has received any written notice of any claim adverse to its ownership of any real or personal property or of any claim against the continued possession of any real property, whether owned or held under lease or sublease by the Company or any Subsidiary, except as would not reasonably likely to have a Material Adverse Effect.

(ll) The Company and the Subsidiaries each own or possess the right to use all patents, patent rights, patent applications, trademarks, trade names, service marks, service names, trademark registrations, service mark registrations, copyrights, license rights, know-how (including trade secrets and other unpatented and unpatentable proprietary or confidential information, systems or procedures) and other intellectual property rights (“Intellectual Property”) described in the Preliminary Offering Memorandum as necessary for the conduct of their business as currently being conducted, except as could not reasonably be expected to result in a Material Adverse Effect.

(mm) The Company and each of its Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as the Company reasonably considers adequate for the conduct of their respective businesses and the value of their respective properties and as is reasonably customary for companies engaged in similar businesses in similar industries. Neither the Company nor any Subsidiary has received any notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance. All such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on the Closing Date.

(nn) Except as described in the Preliminary Offering Memorandum, there is no judicial, regulatory or other legal or governmental proceeding or other litigation pending to which the Company or any Subsidiary is a party or of which any property, operations or assets of the Company or any Subsidiary is the subject which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; to the best of the Company’s knowledge, no such proceeding or litigation is threatened or contemplated; and the defense of all such proceedings and litigation against or involving the Company or any Subsidiary could not reasonably be expected to have a Material Adverse Effect.

(oo) No relationship, direct or indirect, exists between or among any of the Company, a Subsidiary or any affiliate of the Company, on the one hand, and any director, officer, stockholder, customer or supplier of the Company, a Subsidiary or any affiliate of the Company, on the other hand, which is required by the Securities Act, the Exchange Act or the rules and regulations of the Commission thereunder to be described in the Preliminary Offering Memorandum which is not so described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company, a Subsidiary or any affiliate of the Company to or for the benefit of any of the officers or directors of the Company, a Subsidiary or any affiliate of the Company or any of their respective family members which are required to be disclosed in the Preliminary Offering Memorandum and which are not disclosed therein.

(pp) There are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments for sale or liens related to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of, or other ownership interest in, the Company or any wholly owned subsidiary thereof or with respect to any capital stock or other ownership interest that the Company or any of its Subsidiaries owns in a less than wholly owned subsidiary, except (i) as otherwise disclosed in the Preliminary Offering Memorandum, (ii) such as are not material to the business, prospects, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole or (iii) liens arising in connection with the Bank Credit Facility.

(qq) The chief executive officer and chief financial officer of the Company are responsible for establishing and maintaining disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the rules and regulations of the Commission under the Exchange Act) for the Company and have (i) designed such disclosure controls and procedures, or caused such disclosures and procedures to be designed under their supervision, to ensure that material information relating to the Company and its Subsidiaries is made known to the chief executive officer and chief financial officer by others within the Company and its Subsidiaries, (ii) evaluated the effectiveness of the of the Company’s disclosure controls and procedures as of the end of the period (the “Evaluation Date”) covered by such Report, and (iii) presented in each Report their conclusions about the effectiveness of the disclosure controls and procedures based on their evaluation as of the Evaluation Date. The chief executive officer and chief financial officer of the Company have disclosed, based upon their most recent evaluation of the internal controls over financial reporting, to the Company’s auditors and the Audit Committee of the Company’s Board of Directors (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information, and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. The chief executive officer and chief financial officer have indicated in each Report any changes in the Company’s internal controls over financial reporting that occurred during the Company’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal controls over financial reporting.

(rr) Except as disclosed in the Preliminary Offering Memorandum, there are no contracts, agreements or understandings between the Company (or any Subsidiary) and any person that would give rise to a valid claim against the Company, any Subsidiary or any Initial Purchaser for a brokerage commission, finder’s fee or other like payment in connection with the transactions contemplated by this Agreement or the Preliminary Offering Memorandum.

(ss) Neither the Company nor any of its Subsidiaries intends, or intends to permit any of its respective Subsidiaries, to incur debts beyond its ability to pay such debts as they mature, taking into account the timing and the amounts of cash to be received by the Company or any of its Subsidiaries and the timing and the amounts of cash to be payable on or in respect of the Company’s indebtedness or the indebtedness of each Subsidiary.

(tt) No labor disturbance by the employees of the Company or any Subsidiary exists or, to the Company’s knowledge, is imminent and the Company is not aware of any existing or imminent labor disturbances by the employees of any of its or any Subsidiary’s principal suppliers, manufacturers’, customers or contractors, which, in either case (individually or in the aggregate), could reasonably be expected to result in a Material Adverse Effect.

(uu) No “prohibited transaction” (as defined in either Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”) or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)), “accumulated funding deficiency” (as defined in Section 302 of ERISA) or other event of the kind described in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan for which the Company or any Subsidiary would have any liability which could (individually or in the aggregate) reasonably be expected to result in a Material Adverse Effect; each employee benefit plan for which the Company or any Subsidiary would have any liability is in compliance in all material respects with applicable law, including (without limitation) ERISA and the Code; the Company has not incurred and does not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from any “pension plan” (as defined in Section 3(2) of ERISA); and each plan for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code has received a favorable determination from the Internal Revenue Service that it is so qualified and nothing has occurred, whether by action or by failure to act, which would reasonably be expected to cause the loss of such qualification.

(vv) Neither the Company, any Subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its Subsidiaries or any beneficial owner of 10% or more of the capital stock of the Company has at any time during the last five years (i) used corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, (ii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, (iii) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment, or (iv) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States of any jurisdiction thereof.

(ww) There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company or any Subsidiary (or, to the Company’s or any Subsidiary’s knowledge, any other entity for whose acts or omissions the Company or any Subsidiary is or may be liable) upon any property now or previously owned or leased by the Company or any Subsidiary, or upon any other property, which would be a violation of or give rise to any liability under any applicable law, rule, regulation, order, judgment, decree or permit (“Environmental Law”), except for violations and liabilities which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. There has been no disposal discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company or any Subsidiary has knowledge, except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Company has not agreed to assume, undertake or provide indemnification for any liability of any other person under any Environmental Law, including any obligation for cleanup or remedial action, except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(xx) No relationship, direct or indirect, required to be described under Item 404 of Regulation S-K, exists between or among the Company on the one hand, and the directors, officers or stockholders of the Company on the other hand, which is not described in the Preliminary Offering Memorandum.

(yy) No Restricted Subsidiary (as defined in the Indenture) of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Restricted Subsidiary’s capital stock, from repaying to the Company any loan or advances to such Restricted Subsidiary from the Company or from transferring any of such Restricted Subsidiary’s property or assets to the Company or any other Restricted Subsidiary of the Company, except as described in or contemplated by the Preliminary Offering Memorandum.

(zz) Immediately after each of the Subsidiary Guarantors has entered into the Subsidiary Guarantee to which it is a party, (i) the fair value of the assets of such Subsidiary Guarantor will exceed the debts and liabilities, subordinated, contingent or otherwise, of such Subsidiary Guarantor, (ii) the present fair saleable value of the property of such Subsidiary Guarantor will be greater than the amount that will be required to pay the probable liabilities of such Subsidiary Guarantor on its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities, subordinated, contingent or otherwise, become absolute and matured, (iii) such Subsidiary Guarantor will be able to pay its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, and (iv) such Subsidiary Guarantor will not have an unreasonably small capital with which to conduct the business in which it is engaged as such business is conducted and is proposed to be conducted following the Closing Date.

(aaa) None of the transactions contemplated by this Agreement (including without limitation, the use of the proceeds from the sale of the Notes), will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U, and X of the Board of Governors of the Federal Reserve System.

(bbb) Without limiting any of the foregoing representations and warranties by the Company and the Subsidiary Guarantors set forth above, any representation and warranty by the Company and the Subsidiary Guarantors with respect to the contents of, or that is limited by reference to, the Preliminary Offering Memorandum will be true and correct with respect to the Offering Memorandum as of its date and as of the Closing Date, substituting the words “Preliminary Offering Memorandum” for “Offering Memorandum,” mutates mutanda.

(ccc) Any certificate required hereunder signed by or on behalf of the Company or any Subsidiary Guarantor and delivered to an Initial Purchaser or to counsel for the Initial Purchasers shall be deemed to be a representation and warranty by the Company or such Subsidiary Guarantor to each Initial Purchaser as to the matters covered thereby (and is subject to the limitations therein, if any).

The Company and the Subsidiary Guarantors acknowledge that the Initial Purchasers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 8(c) and 8(d) hereof, counsel to the Company and counsel to the Initial Purchasers, will rely upon the accuracy and truth of the foregoing representations and warranties and the Company and the Subsidiary Guarantors hereby consent to such reliance.

3. Initial Purchasers’ Representations. Each of the Initial Purchasers, severally and not jointly, represent and warrant to the Company and the Subsidiary Guarantors, and agrees that:

(a) Such Initial Purchaser is a QIB with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Series A Notes.

(b) Such Initial Purchaser (i) is purchasing the Series A Notes pursuant to a private sale exempt from registration under the Securities Act; (ii) is not acquiring the Series A Notes with a view to any distribution thereof or with any present intention of offering or selling any of the Series A Notes in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction; and (iii) will be reoffering and reselling the Series A Notes only to (A) QIBs in reliance on the exemption from the registration requirements of the Securities Act provided by Rule 144A, (B) to a limited number of Accredited Investors that execute and deliver a letter containing certain representations and agreements in the form attached as Annex A to the Offering Memorandum and (C) in offshore transactions meeting the requirements of Regulation S.

(c) Such Initial Purchaser will offer the Series A Notes for sale upon the terms and conditions set forth in this Agreement and in the Offering Memorandum after this Agreement is entered into and as in the judgment of such Initial Purchaser is advisable and will not offer or sell the Series A Notes by means of, nor have they offered or sold the Series A Notes by means of, or otherwise engaged in a public offering within the meaning of Section 4(2) of the Securities Act or any form of general solicitation or general advertising (within the meaning of Regulation D; including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) in connection with the offering of the Series A Notes.

(d) Such Initial Purchaser and its affiliates or any person acting on its or their behalf have not engaged or will not engage in any directed selling efforts within the meaning of Regulation S with respect to the Series A Notes.

(e) The Series A Notes offered and sold by such Initial Purchaser pursuant hereto in reliance on Regulation S have been and will be offered and sold only in offshore transactions (as defined in Rule 902 under the Securities Act).

(f) The sale of the Series A Notes offered and sold by such Initial Purchasers pursuant hereto in reliance on Regulation S is not part of a plan or scheme to evade the registration provisions of the Securities Act.

(g) Such Initial Purchaser agrees that the Series A Notes have not been registered under the Securities Act and that neither it nor its affiliates has offered or sold and will not offer or sell the Series A Notes in the United States or to, or for the benefit or account of, a U.S. Person (other than a distributor) (a) as part of its distribution at any time and (b) otherwise until 40 days after the later of the commencement of the offering of the Series A Notes pursuant hereto and the Closing Date (the “distribution compliance period”), other than in accordance with Regulation S or another exemption from the registration requirements of the Securities Act. The Initial Purchaser agrees that, during such 40-day distribution compliance period, it will not cause any advertisement with respect to the Series A Notes (including any “tombstone” advertisement) to be published in any newspaper or periodical or posted in any public place and will not issue any circular relating to the Series A Notes, except such advertisements as permitted, and include the statements required, by Regulation S. Such Initial Purchaser also agrees that, at or prior to confirmation of a sale of Series A Notes offered and sold pursuant to

Regulation S, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration in respect of the Series A Notes from it during the restricted period a confirmation or notice substantially to the following effect:

“The Series A Notes covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered, sold, assigned, transferred, pledged, encumbered or otherwise transferred within the United States or to, or for the account or benefit of, U.S. persons (i) as part of your distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the Offering and the Closing Date, except in either case (A) in accordance with Regulation S under the Securities Act, (B) to a “Qualified Institutional Buyer” (as defined in Rule 144A (“Rule 144A”) under the Securities Act) in a transaction meeting the requirements of Rule 144A or (C) to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3), (5), (6) or (7) of Regulation D under the Securities Act) in a transaction that is exempt from the registration requirements of the Securities Act, and in connection with any subsequent sale by you of the Series A Notes covered hereby in reliance on Regulation S during the period referred to above to any distributor, dealer or person receiving a selling concession, fee or other remuneration, you must deliver a notice to substantially the foregoing effect. Terms used above have the meanings assigned to them in Regulation S.”

Such Initial Purchaser acknowledges that the Company and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 8(c) and 8(d) hereof, counsel to the Company and counsel to the Initial Purchasers, will rely upon the accuracy and truth of the foregoing representations, warranties and agreements and such Initial Purchaser hereby consents to such reliance.

4. Purchase and Sale. On the basis of the representations, warranties and covenants contained in this Agreement, and subject to the terms and conditions set forth herein, the Company agrees to issue and sell to the Initial Purchasers, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, the principal amounts of Series A Notes set forth opposite the name of such Initial Purchaser set forth on Schedule I attached hereto at a purchase price equal to 97.407% of the principal amount thereof (the “Purchase Price”).

5. Delivery and Payment.

(a) Delivery to the Initial Purchasers of, and payment by the Initial Purchasers of the Purchase Price for, the Series A Notes shall be made (the “Closing”) at 9:30 a.m., New York City time, on March 15, 2004 or such later date as the Initial Purchasers shall designate, which date and time may be postponed by agreement between the Initial Purchasers and the Company in writing (the “Closing Date”) at the offices of Irell & Manella LLP, 1800 Avenue of the Stars, Suite 900, Los Angeles, California 90067, or such other time or place as you and the Company shall designate.

(b) The Series A Notes will be delivered to the Initial Purchasers against payment by or on behalf of the Initial Purchasers of the purchase price therefor by wire transfer in immediately available funds, by instructing The Depositary Trust Company (“DTC”) to credit the Series A Notes to the account of the Initial Purchasers or its designees at DTC. The Series A Notes will be evidenced by a single global security in definitive form (the “Global Note”) and/or by additional definitive securities, and will be registered, in the case of the Global Note, in the name of Cede & Co. as nominee of DTC, and in the other cases, in such names and in such denominations as the Initial Purchasers shall request prior to 12:00 p.m., New York City time, on the second business day preceding the Closing Date. The Series A Notes to be delivered to the Initial Purchasers shall be made available to the Initial Purchasers in New York City for inspection and packaging not later than 9:30 p.m., New York City time, on the business day next preceding the Closing Date.

6. Agreements of the Company and the Subsidiary Guarantors. The Company and the Subsidiary Guarantors jointly and severally agree with each Initial Purchaser as follows:

(a) The Company and the Subsidiary Guarantors will furnish to the Initial Purchasers, without charge, as of the date of the Offering Memorandum, such number of copies of the Offering Memorandum as may then be amended or supplemented as they may reasonably request.

(b) The Company and the Subsidiary Guarantors will furnish to the Initial Purchasers, without charge, as of the date of the Offering Memorandum, such number of copies of the Form 8-K or Form 10-K filed with the Commission on or before the date of the Offering Memorandum containing the consolidated audited financial statements of the Company and its consolidated Subsidiaries (covering the fiscal years ended December 31, 2001, December 31, 2002 and December 31, 2003) and the Company’s Management’s Discussion and Analysis of Financial Condition and Results of Operation of the Company for the fiscal year ended December 31, 2003, as they may reasonably request.

(c) The Company and the Subsidiary Guarantors will not make any amendment or supplement to the Preliminary Offering Memorandum or to the Offering Memorandum of which the Initial Purchasers shall not previously have been advised or to which they shall reasonably object after being so advised.

(d) Prior to the execution and delivery of this Agreement, the Company and the Subsidiary Guarantors shall have delivered or will deliver to the Initial Purchasers, without charge, in such quantities as the Initial Purchasers shall have requested or may hereafter reasonably request, copies of the Preliminary Offering Memorandum. The Company and each of the Subsidiary Guarantors consent to the use, in accordance with the securities or Blue Sky laws of the jurisdictions in which the Series A Notes are offered by the Initial Purchasers and by dealers, prior to the date of the Offering Memorandum, of each Preliminary Offering Memorandum so furnished by the Company and the Subsidiary Guarantors. The Company and each of the Subsidiary Guarantors consents to the use of the Offering Memorandum in accordance with the securities or Blue Sky laws of the jurisdictions in which the Series A Notes are offered by the Initial Purchasers and by all dealers to whom Series A Notes may be sold, in connection with the offering and sale of the Series A Notes.

(e) If, at any time prior to completion of the distribution of the Series A Notes by the Initial Purchasers to Eligible Purchasers, any event shall occur that in the judgment of the Company, any of the Subsidiary Guarantors or in the reasonable opinion of counsel for the Initial Purchasers should be set forth in the Offering Memorandum in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Offering Memorandum in order to comply with any law, the Company and the Subsidiary Guarantors will forthwith prepare an appropriate supplement or amendment thereto or such document, and will expeditiously furnish to the Initial Purchasers and dealers a reasonable number of copies thereof.

(f) The Company and each of the Subsidiary Guarantors will cooperate with the Initial Purchasers and with their counsel in connection with the qualification of the Series A Notes for offering and sale by the Initial Purchasers and by dealers under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such qualification; provided, that in no event shall the Company or any of the Subsidiary Guarantors be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Series A Notes, in any jurisdiction where it is not now so subject.

(g) For a period of 90 days from the date of the Offering Memorandum, the Company and each of the Subsidiary Guarantors agree not to, directly or indirectly, sell, offer to sell, contract to sell, grant any option to purchase, issue any instrument convertible into or exchangeable for, or otherwise transfer or dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition in the future of), any debt securities of the Company or any of the Subsidiary Guarantors with terms substantially similar (including having equal rank) to the Notes (other than the Notes), except (i) for the Series B Notes in connection with the Exchange Offer or (ii) with the prior consent of Lehman Brothers Inc. and Bear, Stearns & Co. Inc.

(h) So long as any of the Notes are outstanding, the Company and the Subsidiary Guarantors will furnish without charge to the Initial Purchasers (which obligation is satisfied by the filing of the required documents on the Commissions EDGAR database system), as they may reasonably request, (i) as soon as available, a copy of each report or other publicly available information that the Company and/or the Subsidiary Guarantors mail or otherwise make available to their security holders generally or filed with any stock exchange or regulatory body and (ii) all reports, financial statements and proxy or information statements filed by either the Company or any of the Subsidiary Guarantors or any successor of either of them with the Commission or any national securities exchange and such other publicly available information concerning the Company and/or any of the Subsidiary Guarantors or any successor of any of them or any of their respective subsidiaries, including, without limitation, press releases.

(i) If this Agreement shall terminate or shall be terminated after execution and delivery pursuant to any provisions hereof (other than in connection with the conditions set forth in clauses (ii), (iii), (iv) and (v) of Section 8(j)) or if this Agreement shall be terminated by the Initial Purchasers because of any failure or refusal on the part of the Company or any of the Subsidiary Guarantors to comply with the terms or fulfill any of the conditions of this Agreement, the Company and the Subsidiary Guarantors agree to reimburse the Initial Purchasers for all out-of-pocket expenses (including reasonable fees and expenses of its counsel) reasonably incurred by it in connection herewith, but without any further obligation on the part of the Company or any of the Subsidiary Guarantors for loss of profits or otherwise.

(j) The Company and the Subsidiary Guarantors will apply the net proceeds from the sale of the Series A Notes to be sold by it hereunder substantially in accordance with the description set forth in the Preliminary Offering Memorandum under the caption “Use of Proceeds.”

(k) The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Notes in such a manner as would require the Company or any of the Subsidiaries to register as an investment company under the 1940 Act.

(l) In connection with the Offering, until Lehman Brothers Inc. and Bear, Stearns & Co. Inc. have notified the Company and the other Initial Purchasers of the completion of resales of the Notes by the Initial Purchasers, none of the Company, the Subsidiary Guarantors nor any of their respective affiliates has taken, nor will any of them take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Notes to facilitate the sale or resale of the Notes. Except as permitted by the Securities Act, the Company and the Subsidiary Guarantors will not distribute any offering material in connection with the Exempt Resales.

(m) The Company and the Subsidiary Guarantors will use their best efforts to permit the Notes to be designated Private Offerings, Resales and Trading through Automated Linkages market (“The PORTAL Market”) securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in The PORTAL Market and to permit the Notes to be eligible for clearance and settlement through DTC.

(n) From and after the Closing Date, so long as any of the Notes are outstanding and are “restricted securities” within the meaning of the Rule 144(a)(3) under the Securities Act or, if earlier, until two years after the Closing Date, and during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company and the Subsidiary Guarantors will furnish to holders of the Notes and prospective purchasers of Notes designated by such holders, upon request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to permit compliance with Rule 144A in connection with resale of the Notes.

(o) The Company and the Subsidiary Guarantors have complied and will comply with all provisions of Florida Statutes Section 517.075 relating to issuers doing business with Cuba.

(p) The Company and the Subsidiary Guarantors agree not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that would be integrated with the sale of the Series A Notes in a manner that would require the registration under the Securities Act of the sale to the Initial Purchasers or the Eligible Purchasers of the Series A Notes.

(q) The Company and the Subsidiary Guarantors agree to comply with all the terms and conditions of the Registration Rights Agreement and all agreements set forth in the representation letters of the Company and the Subsidiary Guarantors to DTC relating to the approval of the Notes by DTC for “book entry” transfer.

(r) The Company and the Subsidiary Guarantors agree to cause the Exchange Offer, if available, to be made in the appropriate form, as contemplated by the Registration Rights Agreement, to permit registration of the Series B Notes to be offered in exchange for the Series A Notes, and to comply with all applicable federal and state securities laws in connection with the Exchange Offer.

(s) The Company and the Subsidiary Guarantors agree that prior to any registration of the Notes pursuant to the Registration Rights Agreement, or at such earlier time as may be required, the Indenture shall be qualified under the Trust Indenture Act of 1939 (the “TIA”) and any necessary supplemental indentures will be entered into in connection therewith.

(t) The Company will take all reasonable action necessary to enable Standard & Poor’s Corporation (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s”) to reaffirm their respective credit ratings on the Company’s outstanding senior subordinated debt, including for this purpose, the issuance of the Notes.

(u) The Company and the Subsidiary Guarantors will not voluntarily claim, and will resist actively all attempts to claim, the benefit of any usury laws against holders of the Notes.

(v) The Company will make all required filings by the Nevada Gaming Commission with respect to the transactions contemplated by this Agreement and the Indenture within 30 days of March 31, 2004.

(w) The Company will make all required filings by the Mississippi Gaming Commission with respect to the transactions contemplated by this Agreement and the Indenture within 30 days of March 31, 2004.

(x) The Company will obtain all necessary gaming Consents and approvals that may be required in connection with the performance of the Company’s and the Subsidiary Guarantors’ agreements and obligations set forth in the Registration Rights Agreement and the Exchange Offer.

(y) The Company and the Subsidiary Guarantors will do and perform all things required or necessary to be done and performed under this Agreement by them prior to the Closing Date, and to satisfy all conditions precedent to the Initial Purchasers’ obligations hereunder to purchase the Series A Notes.

7. Costs and Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement becomes effective or is terminated, the Company and the Subsidiary Guarantors agree to pay all costs, expenses, fees and taxes incident to and in connection with: (i) the preparation, printing, filing and distribution of the Preliminary Offering Memorandum and the Offering Memorandum (including, without limitation, financial statements and exhibits) and any amendment or supplement to the Preliminary Offering Memorandum and Offering Memorandum (but not, however, legal fees and expenses of the Initial Purchasers counsel incurred in connection therewith); (ii) the preparation, printing (including, without limitation, word processing and duplication costs) and delivery this Agreement, the Indenture, the Registration Rights Agreement, all Blue Sky Memoranda and all other agreements, memoranda, correspondence and other related documents printed and delivered in connection with the offering, purchase, sale and delivery of the Notes and with Exempt Resales (but not, however, legal fees and expenses of the Initial Purchasers counsel incurred in connection with any of the foregoing other than fees of such counsel plus reasonable disbursements incurred in connection with the preparation, printing and delivery of such Blue Sky Memoranda); (iii) the issuance and delivery by the Company and the Subsidiary Guarantors of the Notes and the Subsidiary Guarantees (iv) the qualification of the Notes and the Subsidiary Guarantees for offer and sale under the securities and Blue Sky laws of the several states (including, without limitation, the reasonable fees, expenses and disbursements of your counsel relating to such registration or qualification); (v) furnishing such copies of the Preliminary Offering Memorandum and the Offering Memorandum, and all amendments and supplements thereto, and such copies of the Form 8-K or Form 10-K which contain the Company’s Audited Financials and its Management’s Discussion and Analysis of Financial Condition and Results of Operations for the fiscal year ended December 31, 2003 as may be reasonably requested for use in connection with the Exempt Resales, (vi) the preparation of certificates for the Notes and the Subsidiary Guarantees (including, without limitation, printing and engraving thereof), (vii) the application for quotation of the Notes in The PORTAL Market, (viii) approval of the Notes by DTC for “book-entry” transfer, (ix) rating the Series A Notes and the Series B Notes, (x) the Trustee, any agent of the Trustee and the counsel for the Trustee in connection with the Indenture and the Notes, (xi) the performance by the Company and the Subsidiary Guarantors of their other obligations under this Agreement and (xii) their hotel and incidental roadshow expenses (other than costs and expenses incurred for the use of chartered planes during the roadshow, which costs and expenses shall be paid for by the Initial Purchasers). Notwithstanding the foregoing, the Company shall not be required to pay for any of the Initial Purchasers costs and expenses (except as set forth above in this Section 7 or in Section 6(i), Section 9 or Section 12).

8. Conditions of Initial Purchasers’ Obligations. The respective obligations of the Initial Purchasers hereunder to purchase and pay for the Notes are subject to (i) the accuracy of the representations and warranties of the Company and the Subsidiary Guarantors contained herein, as of the date hereof and as of the Closing Date, (ii) the absence from any certificates, opinions, written statements or letters furnished to the Initial Purchasers or to the counsel for the Initial Purchasers pursuant to this Section 8 of any material misstatements or ommissions, (iii) the performance by the Company and the Subsidiary Guarantors of their respective obligations hereunder, and (iv) each of the following additional terms and conditions:

(a) The Initial Purchasers shall not have discovered and disclosed to the Company on or prior to the Closing Date that the Preliminary Offering Memorandum, the Offering Memorandum or any amendment or supplement thereto contains an untrue statement of a fact which, in the reasonable opinion of counsel to the Initial Purchasers, is material or omits to state a fact which, in the reasonable opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading, in light of the circumstances under which such statement is made.

(b) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Notes, the Subsidiary Guarantees, the Indenture, the Registration Rights Agreement, the Preliminary Offering Memorandum and the Offering Memorandum, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Initial Purchasers, and the Company and the Subsidiary Guarantors shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(c) The Initial Purchasers shall have received on the Closing Date an opinion of counsel, each dated as of the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers and counsel to the Initial Purchasers, of each of (i) Irell & Manella LLP, counsel for the Company and the Subsidiary Guarantors, substantially in the form attached as Annex I hereto, (ii) Schreck Brignone, Nevada counsel for the Company, substantially in the form attached as Annex II hereto, (iii) Watkins Ludlam Winter & Stennis, P.A., Mississippi counsel for the Company, substantially in the form attached as Annex III hereto, (iv) Baker & Daniels, Indiana counsel for the Company, substantially in the form attached as Annex IV hereto, (v) Adams & Reese LLP, Louisiana counsel for the Company, substantially in the form attached as Annex V hereto and (vi) Briol & Associates, PLLC, Minnesota counsel for the Company, substantially in the form attached as Annex VI hereto.

(d) All proceedings taken in connection with the sale of the Notes as herein contemplated shall be reasonably satisfactory in form and substance to Lehman Brothers Inc., Bear, Stearns & Co. Inc. and counsel to the Initial Purchasers, and the Initial Purchasers shall have received from Latham & Watkins LLP, counsel for the Initial Purchasers, such opinion or opinions, dated as of the Closing Date, with respect to the issuance and sale of the Series A Notes, the Offering Memorandum and other related matters as the Initial Purchasers may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(e) At the time of execution of this Agreement, the Initial Purchasers shall have received from Deloitte & Touche LLP a letter, in form and substance reasonably satisfactory to the Initial Purchasers, addressed to the Initial Purchasers and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given or incorporated by reference in the Preliminary Offering Memorandum, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(f) Prior to the distribution of the Offering Memorandum, the Initial Purchasers shall have received from Deloitte & Touche LLP a letter, in form and substance reasonably satisfactory to the Initial Purchasers, addressed to the Initial Purchasers and dated as of the date of the Offering Memorandum (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the Offering Memorandum (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given or incorporated by reference in the Offering Memorandum, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(g) With respect to the letters of Deloitte & Touche LLP referred to in the preceding paragraphs and delivered to the Initial Purchasers concurrently with the execution of this Agreement and prior to the distribution of the Offering Memorandum, respectively, (the “initial letters”), the Company shall have furnished to the Initial Purchasers a letter (the “bring-down letter”) of such accountants, addressed to the Initial Purchasers and dated the Closing Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Offering Memorandum, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letters and (iii) confirming in all material respects the conclusions and findings set forth in the initial letters.

(h) The Company shall have furnished to the Initial Purchasers a certificate, dated the Closing Date, of (1) its Chairman of the Board, President, Chief Executive Officer or a Vice President and (2) its Chief Financial Officer stating, in his capacity as an officer of the Company and not in his individual capacity, that:

(i) The representations, warranties and agreements of the Company and the Subsidiary Guarantors contained in Section 2 are true and correct as of the Closing Date.

(ii) As of the Closing Date, the Company and the Subsidiary Guarantors have complied with all their agreements and obligations contained herein and that all of the conditions set forth in Section 8 to be performed or complied with thereunder on or prior to the Closing Date have been duly performed and fulfilled.

(iii) Since (i) September 30, 2003, other than as set forth in the Preliminary Offering Memorandum and (ii) the date of the latest audited financial statements included or incorporated by reference in the Offering Memorandum, the Company and its Subsidiaries, taken as a whole, have not sustained any material loss or interference with their respective businesses or properties from fire, flood, explosion, storm, hurricane, accident or other calamity, whether or not covered by insurance, at any of the properties owned or leased by the Company or any of its Subsidiaries or from any labor dispute or any legal or governmental proceeding.

(iv) Subsequent to (i) September 30, 2003, other than as set forth in the Preliminary Offering Memorandum and (ii) the date as of which information is given or incorporated by reference in the Offering Memorandum, there has not been any material adverse change or any development involving a prospective material adverse change, whether or not arising from transactions in the ordinary course of business, in or affecting (A) the business, condition (financial or otherwise), results of operations, stockholders’ equity, properties or prospects of the Company and the Subsidiaries, taken as a whole; (B) the long-term debt or capital stock of the Company and its Subsidiaries, taken as a whole; or (C) the Offering.

(v) Based on the knowledge of the chief executive officer and chief financial officer of the Company, (i) the Annual Report on Form 10-K for the year ended December 31, 2003 or the Current Report on Form 8-K containing the Company’s Audited Financials (as defined below) and its Management’s Discussion and Analysis of Financial Condition and Results of Operations for the fiscal year ended December 31, 2003 (each a “Filing”, and together, the “Filings”), fully comply with the requirements of Section 13(a) or 15(d) of the Exchange Act; and (ii) the information contained in each Filing fairly presents, in all material respects, the financial condition and results of operations of the Company and its consolidated Subsidiaries as of the date of filing with the Commission.

(vi) The chief executive officer and chief financial officer of the Company are responsible for establishing and maintaining disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the rules and regulations of the Commission under the Exchange Act) for the Company and have (i) designed such disclosure controls, or caused such disclosure controls and procedures to be developed under their supervision, and procedures to ensure that material information relating to the Company and its Subsidiaries is made known to the chief executive officer and chief financial officer by others within the Company and its Subsidiaries, (ii) evaluated the effectiveness of the of the Company’s disclosure controls and procedures as of the end of the period (the “Filing Evaluation Date”) covered by such Filing, and (iii) presented in each Filing their conclusions about the effectiveness of the disclosure controls and procedures based on their evaluation as of the Filing Evaluation Date. The chief executive officer and chief financial officer of the Company have disclosed, based upon their most recent evaluation of the internal controls over financial reporting, to the Company’s auditors and the Audit Committee of the Company’s Board of Directors (i) all significant deficiencies or material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report information, and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. The chief executive officer and chief financial officer have indicated in each Filing any changes in the Company’s internal controls over financial reporting that occurred during the Company’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal controls over financials reporting.

(vii) They have carefully examined the Offering Memorandum and, in their opinion (A) as of their respective dates, the Preliminary Offering Memorandum and the Offering Memorandum did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading, and (B) since the date of the Preliminary Offering Memorandum and the Offering Memorandum no event has occurred which should, under applicable securities laws, have been set forth in a supplement or amendment to the Preliminary Offering Memorandum and the Offering Memorandum.

(i) Neither the Company nor any of its Subsidiaries shall have sustained since (i) September 30, 2003, other than as set forth in the Preliminary Offering Memorandum and (ii) the date of the latest audited financial statements included or incorporated by reference in the Offering Memorandum, other than as set forth in the Offering Memorandum, any loss or interference material to the Company and its Subsidiaries, take as a whole, with their business from fire, explosion, flood, storm, hurricane, accident or other calamity, whether or not covered by insurance, at any of the properties owned or leased by the Company or any of its Subsidiaries or from any labor dispute or court or governmental action, order or decree. Since (i) September 30, 2003, other than as set forth in the Preliminary Offering Memorandum and (ii) the date of the latest audited financial statements included or incorporated by reference in the Offering Memorandum, other than as set forth in the Offering Memorandum, there shall not have been any change in the capital stock or long-term debt of the Company or any of its Subsidiaries or any change, or any development involving a prospective change, whether or not arising from transactions in the ordinary course of business, in or affecting the general affairs, business, management, condition (financial or otherwise), stockholders’ equity, results of operations, properties or prospects of the Company and its Subsidiaries, taken as a whole, the effect of which, in any such case described above, is, in the reasonable judgment of Lehman Brothers Inc. and Bear, Stearns & Co. Inc., so material and adverse as to make it impracticable or inadvisable to proceed with the Offering or the delivery of the Notes being delivered on the Closing Date on the terms and in the manner contemplated in the Preliminary Offering Memorandum and the Offering Memorandum.

(j) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) any downgrading in the rating of any debt securities of the Company or any of its Subsidiaries by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company or any of its Subsidiaries (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company or any of its Subsidiaries has been placed on negative outlook, (ii) trading in securities generally on the NYSE, The NASDAQ National Market or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or been made subject to material limitations, or the settlement of such trading generally shall have been materially disrupted or minimum or maximum prices for securities shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (iii) a banking moratorium shall have been declared by any Federal or state authorities or if any material disruption in commercial banking or securities settlement or clearance services shall have occurred, (iv) the United States shall have become engaged in hostilities, there shall have been any outbreak or escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States, or (v) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such), including, without limitation, as a result of terrorist activities after the date hereof, or there shall have occurred any other calamity or crisis, as to make it, in the judgment of the Lehman Brothers Inc. and Bear, Stearns & Co. Inc., impracticable or inadvisable to proceed with the offering or delivery of the Series A Notes being delivered on the Closing Date on the terms and in the manner contemplated in the Preliminary Offering Memorandum or the Offering Memorandum or which, in the judgment of Lehman Brothers Inc. and Bear, Stearns & Co. Inc. would materially and adversely affect the financial markets or the markets for the Series A Notes and other debt securities.

(k) On or prior to the Closing Date, the Company and the Subsidiary Guarantors shall have obtained all necessary Consents, including all governmental consents and approvals, required to consummate the Offering and sale of the Notes and the Subsidiary Guarantees and for the execution, delivery and performance of this Agreement, the Registration Rights Agreement, the Indenture, the Notes, the Subsidiary Guarantees and the consummation of the transactions contemplated by this Agreement, including without limitation, all consents or approvals (including “shelf” approvals and waivers) required by the Nevada Gaming Commission, the Nevada Gaming Control Board, the Indiana Gaming Commission, the Mississippi Gaming Commission and the Louisiana Gaming Commission (or, if applicable, their respective staff), and the Initial Purchasers shall have received evidence to their satisfaction of the compliance by the Company with this condition, other than as may be required under the Securities Act and for the qualification of the Indenture under the TIA, with respect to the performance of the Company’s and the Subsidiary Guarantors’ agreements and obligations set forth in the Registration Rights Agreement, and other than gaming approvals that may be required after the Closing Date in connection with the Exchange Offer.

(l) The Company shall have caused to be submitted the necessary documents and legal opinions to the Indiana Gaming Commission as required by the Waiver Letter, dated February 20, 2004, issued by the Indiana Gaming Commission to Indiana counsel for the Company, and the Indiana Gaming Commission or its staff shall have (i) reviewed and approved the final documents requested by the Indiana Gaming Commission or its staff related to the Offering and (ii) provided (A) a letter indicating that the Indiana Gaming Commission or its staff have reviewed and approved such final documents to be executed and delivered in connection with the Offering or (B) oral confirmation that it will issue such letter within 10 business days of the consummation of the Offering.

(m) On or prior to the Closing Date, the Company shall have received the Bank Consent from the Administrative Agent under the Bank Credit Facility.

(n) The Company and the Subsidiary Guarantors shall have executed and delivered the Indenture.

(o) The Company and the Subsidiary Guarantors shall have executed and delivered the Registration Rights Agreement.

(p) The Series A Notes shall have been approved by the NASD for trading and duly listed on The PORTAL Market.

(q) On or prior to the Closing Date, DTC shall have accepted the Notes for clearance.

(r) The Company shall have furnished to the Initial Purchasers and counsel to the Initial Purchasers with such other certificates, opinions or other documents as they may have reasonably requested and as are customary in the transactions contemplated by this Agreement.

(s) Each of the Initial Purchasers, on or prior to 4:30 pm (New York City time) on March 10, 2004, shall have received copies of (i) the Audited Financials and the unqualified independent auditor’s report of Deloitte & Touche LLP with respect thereto and (ii) the Company’s Management’s Discussion and Analysis of Financial Condition and Results of Operations for the fiscal year ended December 31, 2003, in each case, that the Company will include in its Form 10-K for the fiscal year ended December 31, 2003.

(t) The Audited Financials in respect of the fiscal year ended December 31, 2003, taken as a whole, shall, in the reasonable judgment of Lehman Brothers Inc. and Bear, Stearns & Co. Inc., not reflect any materially adverse change from (i) the Company’s draft year ended December 31, 2003 balance sheet and income statement for the fiscal year ended December 31, 2003 previously provided to the Initial Purchasers prior to the date hereof and (ii) the year end earnings results contained in the Preliminary Offering Memorandum under the caption “Summary—Recent Developments—2003 Earning Results,” and Lehman Brothers Inc. and Bear, Stearns & Co. Inc. shall be reasonably satisfied with the form and content of the (1) Audited Financials, (2) the Company’s Management’s Discussion and Analysis of Financial Condition and Results of Operations in respect of the fiscal year ended December 31, 2003 and (3) the Form 10-K or Form 8-K pursuant to which the foregoing are filed with the Commission, as applicable, and that are incorporated by reference into the Offering Memorandum.

(u) The Company (i) shall have filed its Audited Financials and its Management’s Discussion and Analysis of Financial Condition and Results of Operations as required by Item 303 of Regulation S-K of the Securities Act for the year ended December 31, 2003 with the Commission on either Form 8-K or Form 10-K on or prior to 4:30 pm (New York City time) on or prior to March 10, 2004, (ii) shall have prepared the Offering Memorandum for use by the Initial Purchasers in connection with Exempt Resales on or prior to March 10, 2004 and (iii) shall provide that the Offering Memorandum to be used by the Initial Purchasers in connection with such Exempt Resales will have incorporated by reference (and when delivered to Eligible Purchasers on March 11, 2004 will include a copy of) either (i) the Company’s Form 10-K for the fiscal year ended December 31, 2003 or (ii) a Form 8-K, in either case, that contains (1) the Audited Financials and the unqualified independent auditor’s report of Deloitte & Touche

LLP with respect thereto and (2) the Company’s Management’s Discussion and Analysis of Financial Condition and Results of Operations for the fiscal year ended December 31, 2003. To the extent that such Audited Financials are filed on Form 8-K, the Chief Executive Office and the Chief Financial Officer of the Company shall file the certifications required by Rule 15d-14 of the Exchange Act therewith.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers. The Initial Purchasers may in their sole discretion waive compliance with any conditions to the obligations of the Initial Purchasers hereunder.

9. Indemnification and Contribution.

(a) The Company and each Subsidiary Guarantor, jointly and severally, shall indemnify and hold harmless each Initial Purchaser, its directors, officers and employees and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Series A Notes), to which the Initial Purchaser, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Offering Memorandum or the Offering Memorandum or in any amendment or supplement thereto or (B) in any blue sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company) specifically for the purpose of qualifying any or all of the Series A Notes under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”), (ii) the omission or alleged omission to state in any Preliminary Offering Memorandum or the Offering Memorandum, or in any amendment or supplement thereto, or in any Marketing Materials or Blue Sky Application any material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or failure to act or any alleged act or failure to act by any Initial Purchaser in connection with, or relating in any manner to, the Series A Notes or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company and the Subsidiary Guarantors shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Initial Purchaser through its gross negligence or willful misconduct), and shall reimburse each Initial Purchaser and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Initial Purchaser, that director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company and the Subsidiary Guarantors will not be liable in any such case to the extent but only to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company and the Subsidiary Guarantors by or on behalf of the Initial Purchasers expressly for use therein; provided, further, that the parties agree that such information provided by or on behalf of the Initial Purchasers consists solely of the information described in Section 9(e) hereof. The foregoing indemnity agreement is in addition to any liability which the Company or the Subsidiary Guarantors may otherwise have to any Initial Purchaser or to any director, officer, employee or controlling person of such Initial Purchaser.

(b) Each Initial Purchaser, severally and not jointly, shall indemnify and hold harmless the Company and each Subsidiary Guarantor, its officers and employees, each of its directors, and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Offering Memorandum or the Offering Memorandum or in any amendment or supplement thereto, or (B) in any Blue Sky Application or (ii) the omission or alleged omission to state in any Preliminary Offering Memorandum or the Offering Memorandum, or in any amendment or supplement thereto, or in any Blue Sky Application any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Initial Purchaser furnished to the Company by or on behalf of that Initial Purchaser specifically for inclusion therein, which information is limited to the information set forth in Section 9(e) of this Agreement, and shall reimburse the Company and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Initial Purchaser may otherwise have to the Company or any such director, officer, employee or controlling person.

(c) Promptly after receipt by an indemnified party under this Section 9 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 9 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 9. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 9 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Initial Purchaser shall have the right to employ counsel to represent jointly the Initial Purchaser and those Initial Purchasers and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Initial Purchasers against the Company or the Subsidiary Guarantors under this Section 9 if, in the reasonable judgment of the Initial Purchasers, it is advisable for the Initial Purchasers and those directors, officers, employees and controlling persons to be jointly represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the Company or the Subsidiary Guarantors. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d) If the indemnification provided for in this Section 9 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 9(a) or 9(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Subsidiary Guarantors on the one hand and the Initial Purchasers on the other from the offering of the Series A Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Subsidiary Guarantors, on the one hand and the Initial Purchasers on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Subsidiary Guarantors, on the one hand and the Initial Purchasers on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Series A Notes purchased under this Agreement (before deducting expenses) received by the Company and the Subsidiary Guarantors, on the one hand, and the total discounts and commissions received by the Initial Purchasers with respect to the Series A Notes purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Series A Notes under this Agreement. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Subsidiary Guarantors or the Initial Purchasers, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. For purposes of the preceding two sentences, the net proceeds deemed to be received by the Company shall be deemed to be also for the benefit of the Subsidiary Guarantors and information supplied by the Company shall also be deemed to have been supplied by the Subsidiary Guarantors. The Company, the Subsidiary Guarantors and the Initial Purchasers agree that it would not be just and equitable if contributions pursuant to this Section 9(d) were to be determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 9(d) shall be deemed to include, for purposes of this Section 9(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9(d), no Initial Purchasers shall be required to contribute any amount in excess of the amount by which the total price at which the Series A Notes purchased by them and distributed to the Eligible Purchasers exceeds the amount of any damages which such Initial Purchaser has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute as provided in this Section 9(d) are several in proportion to their respective underwriting obligations and not joint.

(e) The Initial Purchasers severally confirm and the Company acknowledges that the statements with respect to the offering of the Series A Notes by the Initial Purchasers to be set forth in the fifth, sixth, eighth and tenth paragraphs, under the caption “Plan of Distribution” in the Offering Memorandum will be correct and will constitute the only information concerning the Initial Purchasers furnished in writing to the Company by or on behalf of the Initial Purchasers specifically for inclusion in the Offering Memorandum; provided, that the Company will, if requested by the Initial Purchasers, include the information relating to the resale of the Notes to Accredited Investors in the “Plan of Distribution” section in the Offering Memorandum that is specifically submitted by the Initial Purchasers to the Company for inclusion therein.

10. Defaulting Initial Purchasers. If, on the Closing Date, any Initial Purchaser defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Initial Purchasers shall be obligated to purchase the Series A Notes which the defaulting Initial Purchaser agreed but failed to purchase on the Closing Date in the respective proportions which the aggregate principal amount of Series A Notes set opposite the name of each remaining non-defaulting Initial Purchaser in Schedule I hereto bears to the total aggregate principal amount of Series A Notes set opposite the names of all the remaining non-defaulting Initial Purchasers in Schedule I hereto; provided, however, that the remaining non-defaulting Initial Purchasers shall not be obligated to purchase any of the Series A Notes on the Closing Date if the total aggregate principal amount of Series A Notes which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase on such date exceeds 10% of the total aggregate principal amount of Series A Notes to be purchased on the Closing Date, and any remaining non-defaulting Initial Purchasers shall not be obligated to purchase more than 110% of the total aggregate principal amount of Series A Notes which it agreed to purchase on the Closing Date pursuant to the terms of Section 4. If the foregoing maximums are exceeded, the remaining non-defaulting Initial Purchasers, or those other initial purchasers satisfactory to the Initial Purchasers who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, the aggregate principal amount of Series A Notes to be purchased on the Closing Date. If the remaining Initial Purchasers or other initial purchasers satisfactory to the Initial Purchasers do not elect to purchase the aggregate principal amount of Series A Notes which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase on the Closing Date, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser or the Company or the Subsidiary Guarantors, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 7 and 12.

Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Company for damages caused by its default. If other Initial Purchasers are obligated or agree to purchase the aggregate principal amount of Series A Notes of a defaulting or withdrawing Initial Purchaser, the Company may postpone the Closing Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Initial Purchasers may be necessary in the Offering Memorandum or in any other document or arrangement.

11. Termination. The obligations of the Initial Purchasers hereunder may be terminated by the Initial Purchasers by notice given to and received by the Company prior to delivery of and payment for the Series A Notes if, prior to that time, any of the events described in Sections 8(j), shall have occurred or if the Initial Purchasers shall decline to purchase the Series A Notes for any reason permitted under this Agreement.

12. Reimbursement of Initial Purchasers’ Expenses. If the Company shall fail to tender the Series A Notes for delivery to the Initial Purchasers (i) by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed or (ii) because any other condition to the obligations of the Initial Purchasers hereunder required to be fulfilled by the Company is not performed or fulfilled (other than the conditions set forth in clauses (ii), (iii), (iv) and (v) of Section 8(j)) are not performed or fulfilled), the Company will reimburse the Initial Purchasers for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Initial Purchasers in connection with this Agreement and the proposed purchase of the Series A Notes, and upon demand the Company shall pay the full amount thereof to the Initial Purchasers. If this Agreement is terminated pursuant to Section 10 by reason of the default of one or more Initial Purchasers, the Company shall not be obligated to reimburse any defaulting Initial Purchaser on account of those expenses.

13. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Initial Purchasers, shall be delivered or sent by mail, telex or facsimile transmission to Lehman Brothers Inc., 745 Seventh Avenue, New York, New York 10019, Attention: General Counsel—Litigation Department (Fax: 212-526-2648), with a copy to, in the case of any notice pursuant to Section 9(c), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., at the same address, and with a copy to Latham & Watkins LLP, Attention: Pamela B. Kelly, Esq., (Fax: 213-891-8763); and

(b) if to the Company or to the Subsidiary Guarantors, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Offering Memorandum, Attention: John A. Godfrey, Esq. (Fax: 702-784-7778), with a copy to Irell & Manella LLP, Attention: Kevin McGeehan, Esq. (Fax: 310-203-7199);

provided, however, that any notice to an Initial Purchaser pursuant to Section 9(c) shall be delivered or sent by mail, telex or facsimile transmission to such Initial Purchaser at its address set forth in its acceptance telex to the Representative, which address will be supplied to any other party hereto by the Representative upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Initial Purchasers by Lehman Brothers Inc.

14. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Company, the Subsidiary Guarantors and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the directors or officers of the Initial Purchasers, and any person or persons, if any, who control any Initial Purchaser within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Initial Purchasers contained in Section 9(b) of this Agreement shall be deemed to be for the benefit of directors of the Company and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 14, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

15. Survival. The respective indemnities, representations, warranties and agreements of the Company, the Subsidiary Guarantors and the Initial Purchasers contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Series A Notes and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

16. Definition of the Terms “Business Day” and “Subsidiary”. For purposes of this Agreement, (a) “business day” means any day on which the New York Stock Exchange, Inc. is open for trading and (b) “subsidiary” has the meaning set forth in Rule 405 of the Rules and Regulations.

17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of New York.

Each party irrevocably agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related

Proceedings”) may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”), and irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. The parties further agree that service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any lawsuit, action or other proceeding brought in any such court. The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any lawsuit, action or other proceeding in the Specified Courts, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such lawsuit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

18. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

19. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signature Page Follows]

If the foregoing correctly sets forth the agreement among the Company, the Subsidiary Guarantors and the Initial Purchasers, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

PINNACLE ENTERTAINMENT, INC.

By	/s/ Daniel R. Lee
Name:	Daniel R. Lee
Title:	CEO

BELTERRA RESORT INDIANA, LLC
BY: PINNACLE ENTERTAINMENT, INC., ITS SOLE MEMBER AND MANAGING MEMBER

By	/s/ Daniel R. Lee
Name:	Daniel R. Lee
Title:	CEO

BILOXI CASINO CORP.

By	/s/ Daniel R. Lee
Name:	Daniel R. Lee
Title:	CEO

BOOMTOWN, LLC
BY: PINNACLE ENTERTAINMENT, INC., ITS SOLE MEMBER

By	/s/ Daniel R. Lee
Name:	Daniel R. Lee
Title:	CEO

CASINO MAGIC CORP.

By	/s/ Daniel R. Lee
Name:	Daniel R. Lee
Title:	CEO

CASINO ONE CORPORATION

By	/s/ Daniel R. Lee
Name:	Daniel R. Lee
Title:	CEO

CRYSTAL PARK HOTEL AND CASINO DEVELOPMENT COMPANY, LLC
BY: HP/COMPTON, INC., ITS SOLE MEMBER AND MANAGER

By	/s/ Daniel R. Lee
Name:	Daniel R. Lee
Title:	CEO

HP/COMPTION, INC.

By	/s/ Daniel R. Lee
Name:	Daniel R. Lee
Title:	CEO

LOUISIANA—I GAMING, A LOUISIANA PARTNERSHIP IN COMMENDAM
BY: PINNACLE ENTERTAINMENT, INC. AS THE SOLE MEMBER OF BOOMTOWN, LLC, ITS GENERAL PARTNER

By	/s/ Daniel R. Lee
Name:	Daniel R. Lee
Title:	CEO

PNK (BOSSIER CITY), Inc.

By	/s/ Daniel R. Lee
Name:	Daniel R. Lee
Title:	CEO

PNK (LAKE CHARLES), L.L.C.
BY: PINNACLE ENTERTAINMENT, INC., ITS SOLE MEMBER AND MANAGER

By	/s/ Daniel R. Lee
Name:	Daniel R. Lee
Title:	CEO

PNK (RENO), LLC
BY: PINNACLE ENTERTAINMENT, INC., ITS SOLE MEMBER

By	/s/ Daniel R. Lee
Name:	Daniel R. Lee
Title:	CEO

Agreed and Accepted:

LEHMAN BROTHERS INC. BEAR, STEARNS & CO. INC. DEUTSCHE BANK SECURITIES INC. SG COWEN SECURITIES CORPORATION UBS SECURITIES LLC HIBERNIA SOUTHCOAST CAPITAL INC.

By	LEHMAN BROTHERS INC.

By	/s/ Michael Konigsberg
Michael Konigsberg Managing Director

SCHEDULE I

INITIAL PURCHASERS

Name of Initial Purchaser	Aggregate Principal Amount of Notes to be Purchased	Aggregate Purchase Price
Lehman Brothers Inc.	$76,000,000	$74,029,320
Bear, Stearns & Co. Inc.	$76,000,000	$74,029,320
Deutsche Bank Securities Inc.	$20,000,000	$19,481,400
SG Cowen Securities Corporation	$20,000,000	$19,481,400
UBS Securities LLC	$4,000,000	$3,896,280
Hibernia Southcoast Capital, Inc.	$4,000,000	$3,896,280

Total	$200,000,000	$194,814,000

SCHEDULE II

Subsidiary Guarantors

Belterra Resort Indiana, LLC

BILOXI CASINO CORP. d/b/a Casino Magic Biloxi

Boomtown, LLC (f/k/a Boomtown, Inc.)

Casino Magic Corp.

CASINO ONE CORPORATION

Crystal Park Hotel and Casino Development Company, LLC

HP/Compton, Inc.

Louisiana – I Gaming, a Louisiana Partnership in Commendam

PNK (BOSSIER CITY), Inc. (f/k/a Casino Magic of Louisiana Corp.)

PNK (LAKE CHARLES), L.L.C.

PNK (Reno), LLC (f/ka/ Boomtown Hotel & Casino, Inc.)

SCHEDULE III

Subsidiaries

Belterra Resort Indiana, LLC

BILOXI CASINO CORP. d/b/a Casino Magic Biloxi

Boomtown, LLC (f/k/a Boomtown, Inc.)

Casino Magic Buenos Aires, SA

Casino Magic Corp.

Casino Magic Europe, BV Netherlands

Casino Magic Helles, SA (Greece)

CASINO MAGIC NEUQUEN SA

Casino Magic Support Services SA

CASINO ONE CORPORATION

CASINO PARKING, INC.

Crystal Park Hotel and Casino Development Company, LLC

HP/Compton, Inc.

Louisiana – I Gaming, a Louisiana Partnership in Commendam

OGLE HAUS, LLC

PNK (BOSSIER CITY), Inc. (f/k/a Casino Magic of Louisiana Corp.)

PNK Development 1, Inc.

PNK Development 2, Inc.

PNK Development 3, Inc.

PNK (LAKE CHARLES), L.L.C.

PNK (Reno), LLC (f/k/a Boomtown Hotel & Casino, Inc.)

Realty Investment Group, Inc.

St. Louis Casino Corp.

ANNEX I

Form of Opinion of Company Counsel

[Omitted]

ANNEX II

Form of Opinion of Schreck Brignone, Nevada counsel for the Company

[Omitted]

ANNEX III

Form of Opinion of Watkins Ludlam Winter & Stennis, P.A.,

Mississippi counsel for the Company

[Omitted]

ANNEX IV

Form of Opinion of Baker & Daniels, Indiana counsel for the Company

[Omitted]

ANNEX V

Form of Opinion of Adams & Reese LLP, Louisiana counsel for the Company

[Omitted]

ANNEX VI

Form of Opinion of Briol & Associates, PLLC, Minnesota counsel for the Company

[Omitted]